As filed with the Securities and Exchange Commission April 22, 2010
Registration No. 333-152430

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Post-Effective Amendment

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

InnerLight Holdings, Inc.
(Name of small business issuer in its charter)

Delaware	5122	26-2300043
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

InnerLight Holdings, Inc.
867 East 2260 South
Provo, UT 84606
(801) 655-0605
(Address and telephone number of principal executive offices and principal place of business)

KEVIN P. BROGAN
InnerLight Holdings, Inc.
867 East 2260 South
Provo, UT 84606
(801) 655-0605

 (Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large Accelerated Filer	☐ Accelerated Filer
☐ Non-accelerated Filer	☒ Smaller Reporting Company

POST-EFFECTIVE AMENDMENT TO FORM S-1 REGISTRATION STATEMENT
FILE NUMBER 333-152430

The purpose of this Post-Effective Amendment is to terminate the S-1 registration statement dated July 22, 2009. The offering of 100,000 units at $10.00 per unit was made on an “all-or-none” basis. The offering is not fully subscribed. Therefore, the Company is removing from registration 1,000,000 shares of Common Stock, 1,000,000 Class C Common Stock Purchase Warrants exercisable at $2.00 per share and 1,000,000 Class D Common Stock Purchase Warrants exercisable at $4.00 per share.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Provo, State of Utah on April 22, 2010.

INNERLIGHT HOLDINGS, INC.

By: /s/ Kevin Brogan
Kevin Brogan
CEO, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on April 22, 2010

Signature

Title
/s/ KEVIN BROGAN	CEO, President, and Chief Executive Officer

/s/ HEBER MAUGHAN	Secretary and Principal Accounting Financial Officer